Exhibit 10.6

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (this "Amendment") between Cocrystal Pharma, Inc., a Delaware corporation (f/k/a Biozone Pharmaceuticals, Inc.) (including its successors and assigns, the "Company"), and Dr. Sam Lee (the "Executive") is dated as of February 23, 2015. This Amendment amends the Executive Employment Agreement dated as of January 2, 2014 by and between the Company and Executive (the "Employment Agreement"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Employment Agreement. All references to Sections herein shall be references to such Sections in the Employment Agreement unless otherwise noted.

RECITALS

WHEREAS, the parties hereto desire to amend certain terms of the Employment Agreement to reflect certain agreed-upon modifications to the Executive's compensation and benefits, upon the terms set forth herein;

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 5. Sections 5(a) and 5(b) are hereby deleted in their entirety. The Executive acknowledges and agrees that (i) he has not been granted the Option described in Section 5(a) and (ii) the effect of the deletion of Sections 5(a) and 5(b) is that the Executive will not have the right to receive the Option. The Executive hereby waives all rights to receive any interest in the Option and fully and forever releases the Company and each of its officers, directors, employees, stockholders, affiliates and assigns from any claim, duty, obligation or cause of action arising out of or relating to the Option.

2. Section 7(d). Section 7(d) is hereby amended in its entirety to read as follows: "Upon written notice by the Company to the Executive of an involuntary termination without Cause and other than due to death or Disability."

3. Section 8(d). Section 8(d) is hereby amended by:

(a)      changing "twelve (12) months" in the second line of Section 8(d)(1) to "six (6) months";

(b)      inserting an "and" at the end of the Section 8(d)(3);

(c)      deleting "; and" at the end of Section 8(d)(4) and replacing it with a period; and

(d)      deleting Section 8(d)(5) in its entirety.

4. Section 7(e). Section 7(e)(5) shall be amended in its entirety to read as follows: "(5) a requirement that the Executive relocate to a principal place of employment more than forty (40) miles from his then current place of employment with the Company; or".

5. General Provisions.

(a)      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

(b)      Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

(c)      Entire Agreement. This Amendment, together with the Employment Agreement, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Amendment. Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms and conditions, and is hereby ratified and confirmed.

(d)      Governing Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Washington without regard to its conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, effective as of the date first written above.

Cocrystal Pharma, Inc.

By: /s/ Gary Wilcox
Dr. Gary Wilcox, Chief Executive Officer

Executive

By: /s/ Dr. Sam Lee
  Dr. Sam Lee